UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTIVE POWER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	74-2961657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2010 EQUITY INCENTIVE PLAN

(Full title of the plan)

James A. Clishem

Chief Executive Officer

ACTIVE POWER, INC.

2128 W. Braker Lane, BK12

Austin, Texas 78758

(512) 836-6464

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Derek L. Willis, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

900 South Capital of Texas Highway

Las Cimas IV, Fifth Floor

Austin, TX 78746

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value	3,247,406	$0.801	$2,601,172.21	$185.47

(1)	Amount includes 2,100,000 shares of Common Stock reserved for issuance under the 2010 Equity Incentive Plan, as well as 1,147,406 shares of Common Stock that remained available under the Registrant’s 2000 Stock Incentive Plan as of May 13, 2010, the date the 2010 Equity Incentive Plan was approved by the Registrant’s stockholders. The number of shares remaining available under the 2000 Stock Incentive Plan as of May 13, 2010 assumes the exercise of all outstanding options and other awards. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2010 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Each share of Common Stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement, dated as of December 13, 2001, as may be amended from time to time, between Active Power and EquiServe Trust N.A., as Rights Agent.
(3)	Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sales price of the Common Stock on May 20, 2010, as reported on the Nasdaq Stock Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 will be sent or given to employees, officers, directors or others specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and is not being filed or included in this Form S-8 (whether by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Active Power, Inc. (the “Registrant”) with the Commission are hereby incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 4, 2010 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on April 27, 2010;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on February 22, 2010;

(d) The Registrant’s Current Report on Form 8-K filed with the Commission on March 3, 2010;

(e) The Registrant’s Current Report on Form 8-K filed with the Commission on March 24, 2010;

(f) The Registrant’s Current Report on Form 8-K filed with the Commission on March 30, 2010;

(g) The Registrant’s Current Report on Form 8-K filed with the Commission on May 18, 2010;

(h) The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on June 30, 2000, in which the terms, rights and provisions applicable to the Registrant’s Common Stock are described; and

(h) The Registrant’s Registration Statement No. 000-30939 on Form 8-A12G filed with the Commission on December 14, 2001, in which the terms, rights and provisions applicable to the Registrant’s Preferred Share Purchase Rights are described.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the Delaware General Corporation Law, the personal liability of directors and executive officers for monetary damages for breach of their fiduciary duties as a director or officer. Our restated certificate of incorporation and amended bylaws provide that we shall indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

Sections 145 and 102(b)(7) of the Delaware General Corporation Law provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our restated certificate of incorporation and amended bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits listed on the accompanying Index to Exhibits are filed as part of, or incorporated by reference into, this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Active Power, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 21, 2010.

ACTIVE POWER, INC.

By:	/S/ JAMES A. CLISHEM
James A. Clishem
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Clishem and John Penver, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ JAMES A. CLISHEM	Chief Executive Officer, President and Director (Principal Executive Officer)	May 21, 2010
James A. Clishem

/s/ JOHN K. PENVER	Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2010
John K. Penver

/s/ BENJAMIN L. SCOTT	Chairman of the Board, Director	May 21, 2010
Benjamin L. Scott

/s/ AKE ALMGREN	Director	May 21, 2010
Ake Almgren

/s/ RODNEY S. BOND	Director	May 21, 2010
Rodney S. Bond

/s/ JAMES E. DEVENNY III	Director	May 21, 2010
James E. deVenny III

/s/ ROBERT S. GREENBERG	Director	May 14, 2010
Robert S. Greenberg

/s/ JAN H. LINDELOW	Director	May 21, 2010
Jan H. Lindelow

ACTIVE POWER, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation (filed as Exhibit 3.1 to Active Power’s Quarterly Report on Form 10-Q filed on July 28, 2006).

4.2	Second Amended and Restated Bylaws (filed as Exhibit 3.2 to Active Power’s Current Report on Form 8-K filed on February 2, 2007).

4.3	Amendment to Second Amended and Restated Bylaws (filed as Exhibit 3.01 to Active Power’s Current Report on Form 8-K filed on December 7, 2007).

4.5	Rights Agreement, dated as of December 13, 2001, between Active Power and EquiServe Trust N.A., which includes the form of Certificate of Designation for the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C (filed as Exhibit 4 to Active Power’s Current Report on Form 8-K filed on December 14, 2001).

5.1	Opinion of counsel as to legality of securities being registered.

10.1	Active Power, Inc. 2010 Equity Incentive Plan (filed as Exhibit 10.1 to Active Power’s Current Report on Form 8-K filed on May 18, 2010).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-5).